SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES ACT OF 1934

                                                      Date of Report (Date of earliest event reported):

July 27, 2005

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-8339	52-1188014
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

Three Commercial Place
Norfolk, Virginia  23510-9241
(Address of principal executive offices)

(757) 629-2680
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR   230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition, and
Item 7.01    Regulation FD Disclosure

                    On July 27, 2005, the Registrant issued a Press Release, attached hereto as an Exhibit 99.  The press release, which reports second quarter results, includes non-GAAP financial measures, as defined by SEC Regulation G, which is reconciled within the release.  Specifically, the release excludes the effects of Ohio tax legislation and settlements of two coal rate cases from second quarter 2005 net income and diluted earnings per share for the purposes of comparing it to second quarter 2004 net income and diluted earnings per share. These measures should be considered in addition to, not as a substitute for, net income and diluted earnings per share reported in accordance with U.S. Generally Accepted Accounting Principles.  Management believes that net income and diluted earnings per share excluding these items may be more indicative of operating results for comparison to prior periods and to other companies, and it intends to use these non-GAAP financial measures for comparison purposes at its analysts' meeting scheduled today and in future comparisons to the second quarter of 2005.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 SIGNATURES

                                                                        NORFOLK SOUTHERN CORPORATION
                                                                        (Registrant)

                                                                             /s/ Dezora M. Martin

                                                                       _________________________________
                                                                       Name:     Dezora M. Martin
                                                                       Title:        Corporate Secretary

Date:  July 27, 2005

EXHIBIT INDEX

Exhibit
Number                 Description

99                         Press Release dated July 27, 2005.